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                                                                   EXHIBIT 10.49


ARIS Corporation Professional Services Agreement

This Professional Services Agreement (the "Agreement") is between ARIS Corporation ("ARIS") and Quebecor Printing (USA) Corp. ("Client").

1.      Services
ARIS Corporation will provide to Client the Services specified on a standard ARIS Work Order, ARIS Proposal or Client Purchase Order, under the terms of this Agreement. Each Work Order, Proposal or Purchase Order shall specify the Services and applicable fees, and will be governed by the terms of this Agreement. To the extent that the terms and conditions of any ARIS Work Order, Proposal (or any customer purchase order) entered into between the parties conflict with or are inconsistent with the terms and conditions of the Agreement, the terms and conditions of this Agreement shall control.

2.      Fees for Services and Termination
Unless otherwise specified in the applicable Work Order, Proposal or Purchase Order, Services shall be provided to Client on a time and material basis ("T&M"). Rates must be specified on the attached Rate Structure or on a standard Work Order or Proposal. If a dollar limit is stated in the applicable Work Order, Proposal or Purchase Order, the limit shall be deemed an estimate for Client's budgeting and ARIS' resource scheduling purposes; after the limit is expended, ARIS will continue to provide the Services on a T&M basis if a Work Order, Proposal or Purchase Order for continuation of the Services is signed by the parties. Unless otherwise stated in a Work Order or Proposal, any T&M Work Order or Proposal may be terminated by providing to ARIS 14 days written notice of such termination.

3.      Incidental Expenses
Unless otherwise stated in the Work Order, Client shall reimburse ARIS for reasonable travel, communications, and out-of-pocket expenses incurred in conjunction with the services. [Deleted: "plus a 10% administrative fee for such expenses." Initialed by Kendall Kunz and Paul Song]

4.      Invoicing and Payment
ARIS shall invoice Client semi-monthly, unless otherwise expressly specified in a Work Order or Purchase Order. Charges shall be payable thirty (30) days from the date of invoice and shall be deemed overdue if they remain unpaid thereafter. All overdue invoices are subject to an interest charge of 1.5% per month.

5.      Taxes
The charges do not include taxes. If ARIS is required to pay any federal, state, or local taxes based on the Services provided under this Agreement, the taxes shall be billed and paid by Client; this shall not apply to taxes based on ARIS' income.

6.      Term
This Agreement shall commence on its Effective Date. Either party may terminate this Agreement at any time by providing the other party with at least 14 days written notice. Any
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Work Order outstanding at the time of termination shall continue to be governed by this Agreement as if it had not been terminated.

7.      Warranty
ARIS warrants that the Services will be performed consistent with generally accepted industry standards.

8.      Limitations on Warranty
CLIENT MUST REPORT ANY DEFICIENCIES IN THE SERVICES TO ARIS IN WRITING WITHIN THIRTY (30) DAYS OF COMPLETION OF THE SERVICES IN ORDER TO RECEIVE WARRANTY REMEDIES. THE WARRANTY HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS SET FORTH IN PARAGRAPH 9 OF THIS AGREEMENT.

9.      Exclusive Remedy
For any breach of the above warranty, Client's exclusive remedy, and ARIS' entire liability, shall be the reperformance of the Services. If ARIS is unable to reperform the Services as warranted, Client shall be entitled to recover the fees paid to ARIS for the deficient services. IN NO EVENT SHALL ARIS BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM ANY SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR LOST PROFITS OR OTHER ECONOMIC DAMAGES. [Added: "THE FOREGOING LIMITATION SHALL NOT BE APPPLICABLE IN THE EVENT OF A BAD FAITH OR WILLLFUL REFUSAL OF ARIS TO PERFORM THE SERVICES." Initialed by Kendall Kunz and Paul Song]

10.     Relationship between the Parties
ARIS is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation for its employees as well as general liability insurance.

11.     Authority to Enter Into Agreement
Each party to this Agreement has the authority to enter into and form this Agreement. The individuals signing the Agreement have the authority to act as agents of their respective organizations. Each party acknowledges that they have read this Agreement and will abide by it.

12.     Force Majeure
Neither party will be considered to be in default of this agreement as a result of events beyond their reasonable control. For purposes of this Agreement, such acts shall include, but are not limited to, acts of God, catastrophe, or other "force majeure" events beyond the parties' reasonable control.

13.     Assignment of Contract
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The Client may not assign the Agreement or its responsibility for payments to any organization, without written approval by ARIS [added: ", such approval not to be unreasonably delayed or withheld." Initialed by Kendall Kunz and Paul Song] ARIS may not assign its responsibilities for performance under the Agreement to any organization without written approval of the Client.

14.     Hold Harmless; Indemnity
Client asserts it possesses all the rights and interests in the licensed software necessary to enter into this agreement, and shall indemnify and hold ARIS, its agents and employees harmless from any loss, damage or liability for infringement of any United States patent right or copyright with respect to the use of the licensed software; provided that Client is notified in writing within ten calendar days of suit or claim against ARIS, that ARIS permits Client to defend, compromise or settle said claim of infringement and give Client all available information, assistance and authority to enable Client to do so, provided ARIS fully observes all terms and conditions of this Agreement.

15.     Confidentiality and Non-Disclosure
[Replacement language: "ARIS shall indemnify and hold Client harmless from and against any and all losses, claims, or damages, including reasonable attorneys' fees, for patent or copyright infringement and any other claims that any rights have been infringed by the Services provided by ARIS. Client shall promptly notify ARIS of any and all losses, claims, or damages, referred to above and shall afford ARIS opportunity to defend the same for and on behalf of Client. ARIS shall pay the cost of such defense, whether it shall be conducted by ARIS or by Client at ARIS's request, provided that notice of suit and the opportunity to defend it shall have been given as aforesaid. If ARIS elects to defend such suit, Client may participate in such defense at its own discretion."]

16.     Nonsolicitation of Employees
        During the period that this Agreement is in effect and for a period of six (6) months after termination or expiration thereof, each party agrees not to solicit for employment any technical or professional employees of the other party assigned to work on the Project without the prior written approval of the other party.

[Note written by Paul Gaboury: "See attached "Confidentiality and Disclosure Agreement."]

[Deleted:  "17. Insurance and Risk of Loss
The Client bears all responsibility for damages to their equipment and facilities." Initialed by Kendall Kunz and Paul Song]

18.     Survival of Rights
The rights and responsibilities of sections 14, 15, and 16 shall survive the termination of this Agreement.

19.     Severability
All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provision.
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20.     Governing Law; Attorney's Fees; Venue
This Agreement shall be governed by and construed in accordance with the laws of the state of Washington [changed to "Massachusetts"; initialed by Kendall Kunz and Paul Song]. In the event of a dispute over this Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs from the breaching party. Venue shall be in King [changed to "Suffolk"; initialed by Kendall Kunz and Paul Song] County, Washington [changed to "Massachusetts"; initialed by Kendall Kunz and Paul Song].

21.     Entire Agreement
This Agreement constitutes the complete agreement between the parties and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. Neither this Agreement nor a Work Order or Purchase Order may be modified or amended except in writing signed by a duly authorized representative of each party: no other act, document, usage, or custom shall be deemed to amend or modify this Agreement, a Work Order, or Purchase Order. It is expressly agreed that any terms and conditions of Client's purchase order shall be superseded by the terms and conditions of this Agreement and the applicable Work Order.


The Effective Date of this Agreement shall be April 30, 1996.

The following individuals, by signing agree to enter into this consulting agreement and to be bound by its provisions.

ARIS Corporation                                            Quebecor Printing (USA) Corp.

Authorized Signature:  /s/ Kendall Kunz                     Authorized Signature:  /s/ Paul M. Gaboury
Name:  Kendall W. Kunz                                      Name:  Paul Gaboury
Title: Vice President of Consulting                         Title: Director, I.S.

                                                            ["Note change to paragraph #3 above"-note
                                                            written by Paul Gaboury under his signature
                                                            block.]

[ARIS logo]



CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT
This Agreement is entered into as of June 10, 1996, between Applied Relational Information Systems, Inc. d/b/a ARIS Corporation ("ARIS") and Quebecor Printing
(USA) Corp.("Quebecor"). The parties recognize that certain trade secrets and confidential information of each party may be disclosed to or discovered by the other party in the course of their
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discussions and negotiations concerning ARIS' possible provision of computer and systems consulting services to QUEBECOR. The parties are willing to enter into such discussions, provided each party agrees to protect the other party's secrets and confidential information according to the terms of this Agreement.

The parties, intending to become legally bound, agree as follows:

1. As used in this Agreement, the term "Trade Secrets" shall mean and include all trade secrets and confidential information of any nature of either party or any of its affiliates, whether presently existing or developed hereafter, and whether communicated orally, in writing, or learned by observation or otherwise, including without limitation, inventions; formulae; patterns; compilations; programs (including software object and source codes); devices; designs; methods; techniques; processes, discoveries and improvements; customer and supplier lists; non-public financial information; buying and marketing plans and methods; pricing policies; product ideas; and other nonpublic business, technical, marketing, or operating information. "Trade Secrets" shall also include any information obtained by either party from third parties which the receiving party is obligated to protect as trade secrets or confidential information hereunder. Trade Secrets shall not include any information that (i) was in the public domain prior to disclosure to the receiving party, or becomes so available through no fault of the receiving party; or (ii) is independently developed by receiving party; or (iii) is received from a third party with no breach of a duty owned hereunder.

2. The receiving party acknowledges the importance of preserving the confidentiality of the disclosing party's Trade Secrets and agrees not to use or disclose at any time, and to prohibit its employees or agents from using or disclosing at any time, any disclosing party's Trade Secrets to any third party (other than employees or agents of the receiving party with a need to know such Trade Secrets) unless and to the extent directed in writing in each instance by an officer of the disclosing party. The receiving party shall restrict access and use of the disclosing party's Trade Secrets solely to such of its employees or agents who need to know such information.

3. The receiving party shall not without the consent of the disclosing party make or have made or use any copies of any materials containing any disclosing party's Trade Secrets, and any notices or legends used by the disclosing party shall be reproduced in all copies. All tangible items embodying or disclosing any portion of the disclosing party's Trade Secrets, including copies or partial copies and reproductions thereof, shall remain the property of the disclosing party and must be returned upon the termination of the panties' business relationship or the earlier request of an officer or manager of the disclosing party.

4. No license or right in or to any of the disclosing party's Trade Secrets or any other trade secrets, confidential information or other rights is granted hereunder.

5. The receiving party acknowledges that the disclosing party will be irreparably harmed if any disclosing party's Trade Secrets are disclosed by the receiving party to third parties or used by the receiving party or others except as contemplated hereunder, agrees that any remedy at law would be inadequate in the event of a breach or threatened breach of this Agreement, and agrees that the disclosing party shall be entitled to injunctive relief, in addition to money damages or any other remedies, in the event of breach or threatened breach of this Agreement. Any amounts or property received by the receiving party through a violation of this Agreement shall be held in constructive trust for the benefit of the disclosing party.

6. In the event that the receiving party should be requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or
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similar process) to disclose any of the disclosing party's trade Secrets, it is agreed that the receiving party will provide the disclosing party with prompt notice of such requests so that the disclosing party may seek an appropriate protective order. It is further agreed that, if the receiving party is, in the opinion of its counsel, compelled to disclose information concerning the disclosing party's Trade Secrets to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal without liability hereunder.

7. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Each party hereby consents to the personal jurisdiction of the state and federal courts sitting in Suffolk County, Massachusetts, which courts shall be proper venue for any action hereunder. Each party agrees the other shall be awarded its reasonable attorneys' fees and costs if it prevails in any action to enforce this Agreement.

8. If any provision of this Agreement is found to be unenforceable or invalid in any context or to any extent, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts and the validity and force of the remainder of this Agreement shall not be affected thereby.

9. This Agreement shall bind and inure to the benefit of the parties and their respective successors, assigns directors, officers, shareholders, and parent, subsidiary and related entities. This Agreement shall not reduce, limit or supersede any trade secret rights or remedies of either party under applicable laws, but shall be deemed to supplement same.

10. This Agreement and the obligations arising hereunder shall survive the expiration or termination of any relationship between the parties. Upon expiration or termination of any such relationship, each party shall return to the other all tangible copies of the other's Trade Secrets, wherever located, including copies or partial copies contained on any computer hard drive, tapes, floppy disks, other magnetic media or other medium.

11. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes any prior or contemporaneous agreements or statements relating to the subject matter hereof. Any waiver of either party's rights under this Agreement must be by a specific written waiver signed by an officer of such party, and no waiver shall apply to any instance other than that for which it is given. Any modifications or amendments to this Agreement must be in a writing signed by an officer of both parties.

Executed by authorized representatives of the parties as of the date first written above.

ARIS CORPORATION                      QUEBECOR PRINTING (USA) CORP.

By: /s/ Paul Song, President          By: /s/ Paul M. Gaboury, Director, I.S.